Exhibit 32


                                  CERTIFICATION

     By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of FFW Corporation.

     Signed this 26th day of September, 2003.



/s/ Timothy A. Sheppard                    /s/ Roger K. Cromer
-----------------------------------        -------------------------------------
(Signature of Authorized Officer)          (Signature of Authorized Officer)

Timothy A. Sheppard                        Roger K. Cromer
-----------------------------------        -------------------------------------
(Typed Name)                               (Typed Name)

Treasurer                                  President and Chief Executive Officer
-----------------------------------        -------------------------------------
(Title)                                    (Title)

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to FFW Corporation and will be retained by FFW Corporation and furnished to the Securities and Exchange Commission or its staff upon request.